Exhibit 99.1

Michael McConnell

Chief Financial Officer

503-469-4652

mmcconnell@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Reggie Borges

Waggener Edstrom

503-443-7859

pr@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Acquires Attributor Corporation

Management to Host Conference Call to Discuss Acquisition on Tuesday, December 4 at 12:00 p.m. ET

Beaverton, OR.— December 3, 2012 — Digimarc Corporation (NASDAQ: DMRC) has acquired privately-held Attributor Corporation, the global leader in protecting eBooks from online piracy. Attributor’s Guardian software and services protect book revenues and authors’ rights by finding, reporting on, and assisting in removing pirated content found on the Internet. Attributor’s customers include the world’s largest and most prominent publishers.

Online book piracy is a growing and global problem. With emerging eBook standards and the growing popularity of iPads, Kindles and other e-readers, book piracy is expected to grow dramatically in 2013 and beyond. A 2012 study completed by Attributor Corporation estimates that up to 3 million people search daily for unauthorized downloads of the top 90 books on Amazon.com, leading to potential revenue losses from piracy of approximately $3 billion annually.

According to Digimarc CEO Bruce Davis, “We are very excited about having Attributor become part of Digimarc. The multi-billion dollar ebook market is young, and growing rapidly, and requires solutions for protection and analytics. Attributor has a great team who are building a promising business in this high growth market, and possess complementary technical skills and market knowledge that will dovetail nicely with our existing organization. We expect the acquisition to provide many strategic and financial benefits.”

Matt Robinson, CEO of Attributor added, “We are thrilled to be part of the Digimarc team and look forward to leveraging new technologies to deliver further value to our clients. We were particularly impressed with Digimarc’s long history of innovation and its values. Our employees are enthusiastic about our combined potential and working together to foster growth in shareholder value.”

Conference Call

Digimarc will hold a conference call on Tuesday, December 4, 2012 to discuss the acquisition of Attributor. Chairman and CEO Bruce Davis and CFO Mike McConnell will host the call starting at 12:00 p.m. Eastern time (9:00 a.m. Pacific time). A question and answer session will follow management’s presentation.

The call will be broadcast live via webcast on Digimarc’s website at www.digimarc.com, and available for replay until December 18, 2012. Thereafter, the webcast will be archived and available on Digimarc’s website at www.digimarc.com/investors/investor-events-and-webcasts.

Date: Tuesday, December 4, 2012

Time: 12:00 p.m. Eastern time (9:00 a.m. Pacific time)

Listen-Only Number: (866) 562-9934

Conference ID#: 77385171

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded digital IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, please visit www.digimarc.com.

Forward-Looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding strategic and financial benefits from the Attributor transaction, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2011, and subsequent periodic and current reports, filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.